Exhibit 4.3.2

FIRST SUPPLEMENTAL INDENTURE

between

XTO ENERGY INC.

and

THE BANK OF NEW YORK,

as Trustee

April 13, 2005

5.30% Senior Notes due 2015

EXHIBIT A	FORM OF 2015 NOTE	A-1

i

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 13, 2005 (this “First Supplemental Indenture”), between XTO Energy Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 13, 2005 (the “Original Indenture” and, as amended and supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, Section 8.1(k) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Section 8.1(h) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to add to, change or eliminate any of the provisions of the Indenture with respect to all or any series of Securities, provided that, among other things, such addition, change or elimination does not apply to any outstanding Security of any series created prior to the execution of such supplemental indenture;

WHEREAS, Sections 2.1 and 2.2 of the Indenture provide that the Company may establish the form, terms and provisions of a series of Securities issued pursuant to the Indenture;

WHEREAS, the Company desires to issue $400,000,000 aggregate principal amount of 5.30% Senior Notes due 2015 (the “2015 Notes”), a new series of Securities, the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Original Indenture insofar as it will apply only to the 2015 Notes in certain respects; and

WHEREAS, all things necessary have been done to make the 2015 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms;

NOW, THEREFORE:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2015 Notes as follows:

ARTICLE 1

THE 2015 NOTES

SECTION 1.1. Designation of 2015 Notes; Establishment of Form.

There shall be a series of Securities designated “5.30% Senior Notes due 2015” of the Company (the “2015 Notes”), and the form thereof shall be substantially as set forth in Exhibit A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently with the Indenture, be determined by the officers of the Company executing such 2015 Notes, as evidenced by their execution of the 2015 Notes.

The 2015 Notes will initially be issued in permanent global form, substantially in the form set forth in Exhibit A hereto, as a Global Security.

The Company initially appoints the Trustee to act as Paying Agent and Security Registrar with respect to the 2015 Notes.

SECTION 1.2. Amount.

The Trustee shall authenticate and deliver 2015 Notes for original issue in an aggregate principal amount of up to $400,000,000 upon Company Order for the authentication and delivery of 2015 Notes, without any further action by the Company. The authorized aggregate principal amount of 2015 Notes may be increased at any time hereafter and the series may be reopened for issuances of additional Securities as provided in the last paragraph of Section 2.2 of the Original Indenture, so long as such additional Securities are fungible with the 2015 Notes issued on the date hereof for U.S. Federal income tax purposes. The 2015 Notes issued on the date hereof and any such additional 2015 Notes that may be issued hereafter shall be part of the same series of Securities.

SECTION 1.3. Redemption and Repurchase.

(a) There shall be no sinking fund for the retirement of the 2015 Notes or other mandatory redemption or repurchase obligation.

(b) The Company, at its option, may redeem the 2015 Notes in accordance with the provisions of the 2015 Notes and the Indenture, including, without limitation, Section 10.8.

SECTION 1.4. Conversion.

The 2015 Notes shall not be convertible into any other securities.

SECTION 1.5. Maturity.

The Stated Maturity of the 2015 Notes shall be June 30, 2015.

SECTION 1.6. Other Terms of 2015 Notes.

Without limiting the foregoing provisions of this Article 1, the terms of the 2015 Notes shall be as provided in the form of 2015 Notes set forth in Exhibit A hereto and as provided in the Indenture.

ARTICLE 2

AMENDMENTS TO THE INDENTURE

The amendments and supplements contained herein shall apply to 2015 Notes only and not to any other series of Securities issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2015 Notes. These amendments and supplements shall be effective for so long as there remains any 2015 Notes outstanding.

SECTION 2.1. Definitions.

Section 1.1 of the Original Indenture is amended and supplemented by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

“Additional Notes” means 5.30% Senior Notes due 2015 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.8, 2.9, 2.11 or 10.7 of this Indenture).

“Issue Date” means the first day on which the Company issues the 2015 Notes under this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“2015 Notes” means the 5.30% Senior Notes due 2015 of the Company to be issued pursuant to this Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.1. Integral Part.

This First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 3.2. Rules of Construction.

For all purposes of this First Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture; and

(b) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture.

SECTION 3.3. Adoption, Ratification and Confirmation.

The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.4. Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.5. Benefits of Indenture.

Nothing in this First Supplemental Indenture or in the 2015 Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 3.6. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE 2015 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE TRUST INDENTURE ACT IS APPLICABLE.

SECTION 3.7. Supplemental Indenture Controls.

In the event there is any conflict or inconsistency between the Original Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control.

SECTION 3.8. Trustee.

The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

XTO ENERGY INC.

By:
Brent W. Clum
Vice President

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF 2015 NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	These paragraphs should be included only if the Security is a Global Security.

XTO ENERGY INC.

5.30% SENIOR NOTE DUE 2015

No.	$
CUSIP No. 98385XAG1

ISIN No. US98385XAG16

XTO Energy Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns the principal sum of                      Dollars on June 30, 2015 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities attached hereto]2, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on December 30, 2005 and continuing semiannually thereafter, on June 30 and December 30 of each year, from April 13, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 5.30% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand, interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities of this series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, and at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that payment of interest may be made at the option of the Company (i) by check mailed to Holders at their respective addresses as shown in the Security Register or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee (received prior to the relevant record date) by any such Holder requesting payment by wire transfer and specifying the account to

[2]	This clause should be included only if the Security is a Global Security.

which transfer is requested. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of such Depositary or its nominee. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]

XTO ENERGY INC.

By:
Name:
Title:

Attest:

Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK, as Trustee

By
Authorized Signatory

[FORM OF REVERSE OF 2015 NOTE]

This Security is one of a duly authorized issue of the series of securities of the Company designated as its 5.30% Senior Notes due 2015 (herein called the “Securities”), which is issued under, with securities of one or more additional series that may be issued under, the Indenture dated as of April 13, 2005, between the Company and The Bank of New York, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture of even date (such Indenture, as so amended and supplemented, being called the “Indenture”), to which Indenture and all future indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 or more than 60 days’ notice, at a Redemption Price of 100% of their principal amount plus a Make-Whole Amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities do not have the benefit of any sinking fund or mandatory repurchase obligations.

As set forth in the Indenture, an Event of Default is generally: (a) failure to pay principal upon Stated Maturity, redemption or otherwise; (b) default for 30 days in payment of interest on any of the Securities; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (e) certain payment defaults under, or the acceleration prior to the maturity of, Debt of the Company or any Subsidiary in an aggregate principal amount in excess of $50,000,000; and (f) certain events of bankruptcy, insolvency or reorganization of the Company.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities will become due and payable immediately without further action or notice and (ii) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Debt, any acceleration of the Securities will be automatically rescinded if any such Debt is repaid or if the default relating to such Debt is cured or waived and if the holders thereof have accelerated such Debt then such holders have rescinded their declaration of acceleration.

No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of Definitive Securities and to make certain other specified changes and other changes that do not adversely affect the rights of any Holder in any material respect.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

A director, officer, employee or stockholder of the Company shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, employee or stockholder. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, 810 Houston Street, Fort Worth, Texas 76102.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

ASSIGNMENT FORM

(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            as agent to transfer this Security on the Security Register of the Company. The agent may substitute another to act for him.

Dated:	Signature:
(Sign exactly as name appears on the face of this Security)

Name:
Address:

Phone No.:
Signature Guarantee

By:
Signature guarantor must be an eligible guarantor institution – a bank or trust company or broker or dealer which is a member of a registered exchange or the NASD.

SCHEDULE OF EXCHANGES OF SECURITIES3

The following exchanges, redemptions or repurchases of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Trustee or Security Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[3]	This schedule should be included only if the Security is a Global Security.